                                  EXHIBIT 4.8

RECORDING REQUESTED BY, AND
WHEN RECORDED, MAIL TO:

James W. Daniels, Esq.
Latham & Watkins
650 Town Center Drive, Suite 2000
Costa Mesa, California 92626

INSTRUCTIONS TO COUNTY RECORDER:

Index this instrument as: (i) a
Mortgage; (ii) a Fixture Filing; and
(iii) a Deed of Trust.

-------------------------------------------------------------------------------

                           NEW MEXICO UTILITIES, INC.
                  (formerly Paradise Community Services, Inc.)

                                       TO

               SUNWEST BANK OF ALBUQUERQUE, NATIONAL ASSOCIATION

                                    TRUSTEE

-------------------------------------------------------------------------------

                       SECOND AMENDMENT AND SUPPLEMENT TO

                 INDENTURE OF MORTGAGE DATED FEBRUARY 14, 1992


         [The Indenture to which this instrument is a supplement is a mortgage of both real and personal property, including chattels, and also constitutes, among other things, a Security Agreement creating a security interest in personal property. Such Indenture contains after-acquired property provisions. Such Indenture also contains an Agreement, in
         Section 9.04 thereof, by which New Mexico Utilities, Inc., as trustor, agrees to subject the real estate subject thereto to the terms of the Deed of Trust Act 48-10-1 to 48-10-21 NMSA 1978.]

     THIS SECOND AMENDMENT AND SUPPLEMENT TO INDENTURE OF MORTGAGE AND DEED OF TRUST DATED FEBRUARY 14, 1992 (the "Second Amendment"), is made and entered into as of October 21, 1996, by and between NEW MEXICO UTILITIES, INC., a New Mexico corporation formerly known as Paradise Community Services, Inc. (herein, the "Company"), and SUNWEST BANK OF ALBUQUERQUE, NATIONAL ASSOCIATION, a national banking association (herein, the "Trustee"), with respect to the following:

                                    RECITALS
                                    --------

     A. The Company and the Trustee are parties to a certain Indenture of Mortgage and Deed of Trust dated February 14, 1992 (the "Original Indenture"), which Original Indenture was filed on March 31, 1992, as Document No. 92-222404, recorded in Book 92-5, Pages 9251 to 9380 in the Records of the County of Bernalillo, State of New Mexico.

     B. The Original Indenture was amended pursuant to that certain First Supplement to Indenture of Mortgage dated February 14, 1992 (the "First Amendment") dated May 15, 1992 and filed on July 8, 1992 as Document No. 92-68584, recorded in Book 92-16, Pages 1502-1508 in the Records of the County of Bernalillo, State of New Mexico. The Original Indenture, as amended by the First Amendment, is hereinafter referred to as the "Existing Indenture," and the Existing Indenture as amended and supplemented by this Second Amendment is hereinafter referred to as the "Indenture."

     C. The Company has requested that the Trustee enter into this Second Amendment setting forth the terms and conditions of the issuance of certain Bonds in the aggregate principal amount of $4,000,000, which Bonds shall be issued as "Series B" under and pursuant to the Indenture.

     D. The Company has duly authorized the creation, execution and delivery of the Series B Bonds, and all things have been done which are necessary to make the Series B Bonds, when executed by the Company and authenticated and delivered by the Trustee under the Indenture and duly issued by the Company, the valid and binding obligations of the Company, and to constitute the Indenture a valid mortgage and deed of trust and a security agreement and contract for the security of the Bonds (including, without limitation, the Series B Bonds), in accordance with the terms of the Bonds and the Indenture. In addition, all other instruments and actions required pursuant to law and pursuant to the requirements of the Existing Indenture for the Trustee to execute and deliver this Second Amendment have been duly delivered or taken.

                                   AMENDMENT
                                   ---------

     IN CONSIDERATION OF the foregoing recitals and pursuant to the authority granted under Section 13.01 of the Indenture [Supplemental Indentures Without
                                              -------------------------------
Consent of Bondholders], the Company and the Trustee agree that the Existing
----------------------
Indenture shall be amended in the following respects:

     1.   DEFINITIONS.  All terms used in this Second Amendment with initial
          -----------
capital letters and not defined herein shall have the meanings given to them in the Existing Indenture.

     2.   GRANT OF REAL PROPERTY.
          ----------------------

          (a) By its signature hereto, and to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds, and the performance of the covenants therein and in the Indenture contained, the Company by these presents does grant, bargain, convey, assign, transfer, mortgage, pledge, set over and confirm to the Trustee, IN TRUST, WITH POWER OF SALE, all of the real property located in the County of Bernalillo, State of New Mexico, and more particularly described on Exhibit "1" to this Second Amendment as if set forth in this grant in full, together with all buildings, structures, improvements and other appurtenances situated thereon or therein.

          (b) Exhibit "A" to the Original Indenture is hereby amended to add thereto those certain real properties described on Exhibit "1" to this Second Amendment.

     3.   ORIGINAL ISSUANCE OF SERIES B BONDS.  There is hereby added to the
          -----------------------------------
Existing Indenture a new Article, to be entitled Article XVI and which shall read in its entirety as follows:

                                  "ARTICLE XVI

                       "TERMS AND ISSUE OF SERIES B BONDS
                        ---------------------------------

"SECTION 16.01.     SPECIFIC TITLE, TERMS AND FORMS.
                    -------------------------------

     "There shall be a second series of Bonds entitled

                            "`First Mortgage Bonds,
                     "Series B 7.64%, Due November 7, 2006'

"(herein called the "Series B Bonds"). The form thereof shall be substantially as set forth in Article II with such insertions, omissions, substitutions and variations as may be determined by the officers executing the same as evidenced by their execution thereof to reflect the applicable terms of the Series B Bonds established by this Article. The precise form of the Series B Bonds shall be as set forth in an exhibit to the Bond Purchase Agreement (the "Purchase Agreement") pursuant to which the Series B Bonds are sold and the Trustee is authorized to refer to such Purchase Agreement when any Series B Bonds are presented to the Trustee for authentication.

     "The Stated Maturity of the Series B Bonds shall be November 7, 2006, and the aggregate principal amount thereof which may be authenticated and delivered and Outstanding is limited to $4,000,000.

     "The Series B Bonds may be issued only as registered Bonds in denominations of $1,000 and any multiple thereof. The Series B Bonds shall bear interest from the later of the initial issuance of the Series B Bonds or the most recent Interest Payment Date to which interest has been paid or duly provided for. The Series B Bonds shall bear interest payable semi-annually on May 10 and November 10 of each year (the Interest Payment Dates of the Series B Bonds), at the rate of 7.64% per annum until the principal thereof shall be paid or duly provided for; PROVIDED that interest on any overdue principal, overdue Redemption Price,
     --------
and (to the extent permitted by applicable law) overdue interest, shall accrue at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) 8.64% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. In no event shall the interest payable on any Series B Bonds (including any interest on overdue interest or any overdue Redemption Price) exceed the maximum amount which the Holder thereof may legally collect under the then applicable usury law. In the event that it is hereafter determined by a court of competent jurisdiction that the interest payable under any Series B Bond (including any interest on any overdue Redemption Price or overdue interest) is in excess of the amount which the Holder thereof may legally collect under the then applicable usury law, then (i) all interest actually paid (including any interest on overdue interest or any overdue Redemption Price) in excess of the maximum amount legally collectible by such Holder shall be applied to the payment of principal of such Series B Bond or, if all principal shall previously have been paid, promptly repaid by such Holder to the Company, and (ii) interest on such Series B Bond (including any interest on overdue interest or any overdue Redemption Price) subsequent to the date of such determination shall be reduced to the maximum amount which it is determined that the Holder may collect under the then applicable usury law.

     "Notwithstanding the provisions of Section 5.05 [Deposit of Redemption
                                                      ---------------------
Price] the principal and the Redemption Price of, and the interest on, the
-----
Series B Bonds shall be payable by crediting, before 12:00 noon, New York time, by federal funds bank wire transfer, the account of each Bondholder of the Series B Bonds in any bank in the United States as may be designated in a written notice to the Company by such Bondholder, or in such other manner as may be directed, or to such other address in the United States as may be designated, in writing by such Bondholder. The addresses on Annex 1 to the Purchase Agreement with respect to the initial purchasers of the Series B Bonds shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to direct payments to such purchasers as aforesaid. With regard to any Series B Bond, the bank designated pursuant to this paragraph with respect to such Series B Bond shall be the Place of Payment in respect of such Series B Bond.

     "The Regular Record Date referred to in Section 2.10 [Payment of Interest
                                                           -------------------
on Bonds; Interest Rights Preserved] for the payment of the interest payable on
-----------------------------------
the Series B Bonds, and punctually paid or duly provided for, on any Interest Payment Date shall be the 15th day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date.

     "If any payment due on, or with respect to, any Series B Bonds shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; PROVIDED that if all or any portion of such payment shall consist of a
     --------
payment of interest, for purposes of calculating such interest, such payment shall not be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable only to the Interest Payment Date.

"SECTION 16.02.     EXCHANGEABILITY.
                    ---------------

     "Subject to Section 2.08 [Registration, Transfer and Exchange], all Series
                               -----------------------------------
B Bonds shall be fully interchangeable, and, upon surrender at the office or agency of the Company in a Place of Payment therefor and delivery by the Company to the Bond Registrar, shall be exchangeable for other Series B Bonds of a different authorized denomination or denominations, as requested by the Holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, Series B Bonds whenever the same are required for any such exchange.

"SECTION 16.03.     REDEMPTION.
                    ----------

     "A. The Series B Bonds are subject to redemption, in whole or in part, before their Stated Maturity in the following events and in the manner provided in Article V [Redemption of Bonds]:
              -------------------

          "(1) At any time after issuance, at the option of the Company evidenced by a Board Resolution, at a Redemption Price equal to 100% of the principal amount of the Series B Bonds to be redeemed, together with the Make-Whole Amount at such time (as shall be calculated by the Company, specified to the Trustee four (4) business days prior to the date of Redemption and approved by 66 2/3% or more of the Holders of the Series B Bonds) and interest accrued to the Redemption Date, on a Redemption Date specified by the Company in compliance with Section 5.02 [Election to Redeem; Notice to Trustee]. For the purpose of
                   -------------------------------------
the approval right set forth in the foregoing parenthetical, the Trustee shall furnish to the Holders of the Series B Bonds, along with the redemption payments pursuant to this clause (1), a copy of the Company's calculation of the Make-Whole Amount. Any Series B Bondholder who disagrees with such calculation shall notify the Company and the Trustee in writing within thirty (30) days after receipt of such calculation. In the event of any such notice of disagreement, the Company and the Series B Bondholders shall in good faith attempt to agree upon the Make-Whole Amount. Upon any such agreement, the Company shall pay to the Holders of the Series B Bonds any additional amount due. In the event of a notice of disagreement as to which the Company and the Holders of the Series B Bonds are unable to reach agreement as to the Make-Whole Amount, the Trustee and the Holders of the Series B Bonds shall retain all rights and remedies provided to them pursuant to this Indenture or at law to collect any additional amount determined to be due to the Holders of the Series B Bonds. If no Holder of Series B Bonds provides a notice of disagreement within the time herein provided, the calculation by the Company of the Make-Whole Amount shall be final and conclusive upon the Company, the Trustee and all Holders of the Series B Bonds.

          "(2) From Major Event Proceeds, at a Redemption Price equal to 100% of the principal amount of Bonds to be redeemed, together with interest accrued to the Redemption Date, and on a Redemption Date that is the first date for which notice of redemption can be given by the Trustee as provided in Article V [Redemption of Bonds]. Provided that such redemption may only be made if the
 -------------------
Series B Bonds are redeemed pro rata with all other Outstanding Bonds of whatever series.

     "B.  Notwithstanding the last sentence of the first paragraph of Section
5.04 [Notice of Redemption] and the first sentence of the second paragraph of
      --------------------
Section 1.04 [Notices to Bondholders; Waiver], the giving of notice of
              ------------------------------
redemption to each Holder of a Series B Bond, as provided in Section 5.04, shall be a condition precedent to the Company's right to redeem Series B Bonds in accordance with the foregoing clauses A(1) and A(2) of this Section 16.03.

     "C.  Notwithstanding the provisions of Section 5.03 [Selection by Trustee
                                                          --------------------
of Bonds To Be Redeemed], if there is more than one Holder of the Series B
-----------------------
Bonds, the aggregate principal amount of each required or optional partial redemption of the Series B Bonds shall be allocated in units of $10,000 or multiples thereof among the Holders of the Series B Bonds at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Series B Bonds then Outstanding held by each such Holder of Series B Bonds, with adjustments, to the extent practicable, to equalize for any prior redemptions not in such proportion. For the purpose of this Section 16.03 only, any Series B Bonds reacquired by the Company shall be deemed to be Outstanding and the Company shall be deemed to be the Holder thereof. Provided, however, that no redemption may be made with respect to any Series B Bond in an amount less than $10,000.00 or multiples thereof.

     "D.  Notwithstanding the second sentence of Section 5.06 [Bonds Payable on
                                                               ----------------
Redemption Date] or the provisions of Section 5.07 [Bonds Redeemed in Part], no
---------------                                     ----------------------
Holder of any Series B Bonds shall be required to surrender such Bond to any Person, or to file, or cause to be filed, with the Trustee any agreement or certificate required by Section 5.07, prior to receiving any payment thereon or in respect thereof; PROVIDED, HOWEVER, that upon payment of the principal or
                    --------  -------
Redemption Price and interest on and all other amounts in respect of such Series B Bond, the Bonds redeemed shall be deemed automatically cancelled, and the Holder thereof shall promptly thereafter surrender such Series B Bond to the Company and the Company shall deliver such redeemed Bonds to the Bond Registrar for cancellation. Any such Series B Bond so surrendered shall be cancelled and shall not be reissued, and no new Series B Bond shall be issued in lieu of such surrendered Series B Bond.

     "E.  The Series B Bonds may be redeemed from Trust Moneys, as provided in
Section 8.04 [Retirement of Bonds], or from moneys received by the Trustee as a
              -------------------
result of casualty or condemnation, as provided in Articles VII [Possession and
                                                                 --------------
Release of Property] and VIII [Application of Trust Moneys], but only at the
-------------------            ---------------------------
time, in the manner and at the Redemption Price specified in clauses (A)(1) and
(2) of this Section 16.03. If the Series B

Bonds, or any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 16.03A(2), shall be redeemed under Section 16.03A(2), then said Series B Bonds shall be redeemed pro rata with the Series A Bonds and any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 16.03A(2), in proportion, as nearly as practicable, to the respective unpaid principal amounts of all such Bonds Outstanding on the Redemption Date. All prorations pursuant to this subsection E. and subsection C. above shall be in accordance with a proration schedule included in a Company Request provided to the Trustee.

"SECTION 16.04.  PAYMENT OF OPTIONAL REDEMPTION PRICE.
                 ------------------------------------

     "If the giving of notice of optional redemption shall have been completed as required in Article V [Redemption of Bonds], the Series B Bonds or portions
                          -------------------
of such Series B Bonds specified in such notice shall become due and payable on the Redemption Date at the applicable Redemption Price set forth in Section
16.03. On and after the Redemption Date (unless the Company shall default in the payment of such Bonds on the Redemption Date) interest on the Series B Bonds or the portions of the Series B Bonds so called for redemption shall cease to accrue.

     "If any Holder of any Series B Bond which is redeemed in part only shall present such Bond to the Company, the Company shall execute and the Trustee shall authenticate and deliver to such Holder, at the expense of the Company, a new Series B Bond or Bonds in aggregate principal amount equal to the unredeemed portion of the Series B Bond so presented. As provided in Section 16.03D [Redemption] the Holders of Series B Bonds shall not be obligated to present
 ----------                                      ---
partially redeemed Series B Bonds to the Company for notation or issuance of a new Series B Bond.

"SECTION 16.05.  AUTHENTICATION AND DELIVERY.
                 ---------------------------

     "Upon the execution and delivery of this Second Amendment, the Company shall execute and deliver to the Trustee, and the Trustee shall authenticate, the Series B Bonds and deliver them to the purchasers thereof as instructed by the Company.

     "Prior to the delivery by the Trustee of the Series B Bonds there shall be filed with the Trustee original executed counterparts of this Second Amendment, the Purchase Agreement, the Title Policies or commitments for issuance thereof, evidence of recording of this Second Amendment in the land records of Bernalillo County, New Mexico and all other documents required by the Indenture as a condition to the issuance of the Series B Bonds."

     4.   CERTAIN AMENDMENTS TO DEFINITIONS.
          ---------------------------------

          (a) Make-Whole Amount Definitions.  Section 1.01 [Definitions] of the
              -----------------------------                 -----------
Original Indenture is hereby amended by amending and restating each of the following definitions appearing on pages 14 and 15 which currently relate only to the Series A Bonds to make them applicable to both the Series A Bonds and the Series B Bonds and to retitle such definitions, as follows:

         "`Make-Whole Amount' means, at any time, with respect to any
           -----------------
    prepayment of Series A Bonds being redeemed pursuant to Section 3.03(A)(1) or the maturity of which has been accelerated, and with respect to any prepayment of Series B Bonds being redeemed pursuant to Section 16.03A(l) or the maturity of which has been accelerated, the excess, if any, of (a) the aggregate present value as of the date of such prepayment, of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar of principal if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate at such time from the respective dates on which they would have been payable; over (b) 100% of the principal amount of the Outstanding Series A Bonds or Outstanding Series B Bonds, as applicable, being prepaid or being accelerated. If the Reinvestment Rate is equal to or higher than 8.86%, in the case of the Series A Bonds, or 7.64% in the case of the Series B Bonds, the Make-Whole Amount shall be zero."

         "`Reinvestment Rate' means, at any time, the sum of (a) one-half
           -----------------
    percent (.50%), plus (b) the yield for United States government securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal then being prepaid or accelerated as reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 A.M. (Chicago time) on the fourth business day prior to the date of such prepayment or acceleration, or in the event that no such nationally recognized trading screen reporting on-line intraday trading in United States government securities is available, the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release at such time under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the published maturity next longer than the Series A or Series B, as applicable, Weighted Average Life to Maturity and for the published maturity next shorter than the Series A or Series B, as applicable, Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Series A or Series B, as applicable, Reinvestment Rate, the most recent Series A or Series B, as applicable, Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used."

         "`Remaining Dollar-Years' of any principal amount of Series A Bonds or
           ----------------------
    Series B Bonds at any time shall mean the amount obtained by (a) multiplying, for each scheduled payment date, (i) the remainder of (1) the aggregate amount of principal amount of the Series A Bonds or Series B Bonds, as applicable, that would have become due on such scheduled payment date if such prepayment or acceleration had not been made; minus (2) the aggregate amount of principal on the Series A Bonds or Series B Bonds, as applicable, scheduled to become due on such date after giving effect to such prepayment or acceleration; by
    (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (b) totalling the products obtained in (a)."

         "`Statistical Release' means, at any time, the then most recently
           -------------------
    published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders of 66-2/3% in aggregate principal amount of the Series A Bonds or Series B Bonds, as applicable, then Outstanding."

         "`Weighted Average Life to Maturity' of the principal amount of
           ---------------------------------
    Series A Bonds or Series B Bonds being prepaid or accelerated shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Series A or Series B Remaining Dollar-Years of such principal amount by the aggregate amount of such principal."

          (b) Amendments to Certain Section 1.01 Definitions.  The definitions
              ----------------------------------------------
of "Place of Payment," "Prior Lien" and "Title Policies" contained in Section
1.01 [Definitions] of the Original Indenture are hereby amended to read, in their entireties, as follows:

         "`Place of Payment' means, (a) when used with respect to the Series A
           ----------------
    Bonds (except as provided in clause (c) below), the place for payment of the principal and interest upon the Series A Bonds designated in Section 3.01;
    (b) when used with respect to the Series B Bonds (except as provided in clause (c) below), the place for payment of the principal, Make-Whole Amount, if any, and interest upon the Series B Bonds designated in Section 16.01; and (c) with respect to any exchange of Series A Bonds pursuant to
    Section 3.02 [Exchangeability], with respect to any exchange of Series B
                  ---------------
    Bonds pursuant to Section 16.02 [Exchangeability] and with respect to Bonds
                                     ---------------
    of any other series means a city or any political subdivision thereof in which the Company is by this Indenture required to maintain an office or agency for the payment of the principal of or interest on the Bonds of such series."

         "'Prior Lien' means, (a) with respect to property described in Granting
           ----------
    Clause First and Exhibit A this Indenture and granted to the Trustee on the date of this Indenture, the matters shown as exceptions to title in the Title Policies issued on or in respect of the date of this Indenture; (b) with respect to property described in or in an exhibit to any Supplement to this Indenture which subjects additional property to the Lien of this Indenture, the matters shown as exceptions to title in the Title Policies issued on or with respect to such additional property; (c) property taxes and assessments, but only to the extent that, by law, the lien securing such items ranks prior to the lien of this Indenture; (d) any matters hereafter subordinated to in writing by the Trustee upon obtaining the consents of all of the Bondholders; (e) liens described in subsection A of Section 6.06 [Limitation on Liens; Payment of Taxes]; (f) liens described in clause (a)
     -------------------------------------
    of subsection C of Section 6.06 [Limitation on Liens; Payment of Taxes]; (g)
                                     -------------------------------------
    any lien modifying, renewing, extending or replacing solely a lien or liens described in clause (e) of this definition, the incurrence of which complies with subsection B of Section 6.06 [Limitation on Liens; Payment of Taxes];
                                       -------------------------------------
    and (h) the lien permitted by Section 10.07 [Compensation and
                                                 ----------------
    Reimbursement]."
    -------------

         "'Title Policies' means one or more ALTA extended coverage
           --------------
    Bondholder's Policies of Title Insurance or endorsements to an existing Title Policy, which shall be delivered by the Company to the Trustee with respect to each of the properties described in Granting Clause First (other than the Excepted Property) and Exhibit "A," and any properties brought within the lien of this Indenture by recording of a Supplemental Indenture, and required by this Indenture to be covered by a Title Policy in order to qualify as a Bondable Addition, which Title Policies and/or endorsements shall insure the lien of this Indenture subject only to Permitted Encumbrances, Prior Liens and Restricted Third Party Encumbrances permitted by the provisions of Section 6.06D [Limitations on Liens; Payment of Taxes]
                                        --------------------------------------
    and which shall, at all times, provide for an aggregate amount of insurance coverage equal to (or greater than) the aggregate principal amount of Bonds Outstanding at such time plus costs of defense as allowed by the Title Polices."

          (c) Section 1.01 Definition of Permitted Encumbrances.  Clause (1) of
              -------------------------------------------------
the definition of "Permitted Encumbrances" contained in Section 1.01

[Definitions] of the Original Indenture is hereby amended to read, in its
------------
entirety, as follows:

              "(1) (a) as to the property specifically described in Granting Clause First and Exhibit 'A' as of February 20, 1992, all matters shown as exceptions to the Title Policies, other than Restricted Third Party Encumbrances; and (b) as to all other property, restrictions, exceptions, reservations, conditions, limitations, interests or other matters which either (i) (A) fall into one of the categories in (2)-(9) of this definition and (B) do not materially detract from the value of the property affected thereby and do not materially impair the use of such property for purposes for which it is held by the Company or (ii) are approved by the Holders of 66 2/3% or more in aggregate principal amount of Bonds of each Series then Outstanding;"

     5.   REGISTRATION, TRANSFER AND EXCHANGE.
          -----------------------------------

          (a) Section 2.08.  The last paragraph of Section 2.08 [Registration,
              ------------                                       -------------
Transfer and Exchange] of the Original Indenture is hereby amended to read, in
---------------------
its entirety, as follows:

          "The Company shall not be required (i) to issue, transfer or exchange any Bond of any series (other than a Series A Bond or Series B Bond) during a period beginning at the opening of business 15 days before the day of the first mailing of a notice of redemption of Bonds of such series under
    Section 5.04 [Notice of Redemption] and ending at the close of business on
                  --------------------
    the day of such publication or mailing, or (ii) to transfer or exchange any Bond (other than a Series A Bond or Series B Bond) so selected for redemption in whole or in part, or (iii) to exchange any Bond (other than a Series A Bond or Series B Bond) during a period beginning at the opening of business on any Regular Record Date for such series and ending at the close of business on the relevant Interest Payment Date therefor. If and to the extent so provided with respect to the Bonds of any particular series, the Company shall, at the option of the Holder of a Bond of any series as to which the Company shall have delivered a notice of redemption under Section
    5.04 [Notice of Redemption], be required to transfer or exchange any such
          --------------------
    Bond which has been selected in whole or in part for redemption upon surrender thereof at the office or agency of the Company in a Place of Payment therefor, PROVIDED that the Trustee may make such arrangements as it deems appropriate for notation on each new Bond issued in exchange for or upon the transfer of the Bond so selected for redemption of an appropriate legend to the effect that such new Bond has been so selected for redemption."

          (b) Section 2.10.  The term "15 days" appearing in Section 2.10A
              ------------
[Payment of Interest on Bonds; Interest Rights Preserved] shall be amended to
 -------------------------------------------------------
read "four (4) days."

     6.   REPLACEMENT OF MUTILATED, DESTROYED, LOST AND STOLEN BONDS.  The
          ----------------------------------------------------------
proviso in lines 6 through 9 of the first paragraph of Section 2.09 [Mutilated,
                                                                     ----------
Destroyed, Lost and Stolen Bonds] of the Original Indenture is hereby amended to
--------------------------------
add thereto the words "or Series B Bond" immediately after the words "Series A Bond."

     7.   NOTICE OF REDEMPTION OF SERIES A BONDS.
          --------------------------------------

          (a) Section 3.03E.  Section 3.03E of the Original Indenture is hereby
              -------------
amended to read, in its entirety, as follows:

          "E.  The Series A Bonds may be redeemed from Trust Moneys, as provided in Section 8.04 [Retirement of Bonds], or from moneys received by
                               -------------------
     the Trustee as a result of casualty or condemnation, as provided in Articles VII [Possession and Release of Property] and VIII [Application of
                   ----------------------------------            --------------
     Trust Moneys], but only at the time, in the manner and at the Redemption
     ------------
     Price specified in clauses (A)(1) and (2) of this Section 3.03. If the Series B Bonds, or any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 3.03A(2), shall be redeemed under Section 3.03A(2), then said Series A Bonds shall be redeemed pro rata with the Series B Bonds and any other Bonds having the benefit of a redemption provision substantially identical to that contained in Section 3.03A(2) in proportion, as nearly as practicable, to the respective unpaid principal amounts of all such Bonds Outstanding on the Redemption Date."

     8.   COVENANTS.  In consideration of and in connection with the issuance of
          ---------
the Series B Bonds, the Company makes the following additional covenant in favor of the Series B Bondholders (but not the Series A Bondholders or the Bondholders of any subsequent series of Bonds, if any):

          (a) Financial Reports to Series B Bondholders.  Article VI [Covenants]
              -----------------------------------------               ---------
of the Original Indenture is hereby amended by adding thereto a new Section, to be entitled Section 6.15 and to read in its entirety as follows:

"SECTION 6.15. FINANCIAL REPORTS TO SERIES B BONDHOLDERS.

     "For so long as any of the Series B Bonds are Outstanding, the Company shall furnish to each of the Series B Bondholders at their addresses for notices pursuant to Section 1.04 [Notices to Bondholders; Waiver] all financial
                          ------------------------------
statements and information, notices, reports and other information required pursuant to, and otherwise comply with each of, the provisions of Section 4.1 (together with any successor provision, and as such provision or successor provision may be amended from time to time) of the Purchase Agreement pursuant to which the Series B Bonds were originally sold, which provisions are incorporated by reference herein, mutatis mutandis, with the same effect as if
                                  ----------------
set forth herein."

     9.   EVENTS OF DEFAULT.  Section 9.01 [Events of Default] of the Original
          -----------------                 -----------------
Indenture is hereby amended by adding thereto a new subsection 9.01 B, to read, in its entirety, as follows:

     "B. 'Event of Default' with respect to the Series B Bonds only means any one of the events specified in Sections (1), (2), (3), (4), (5), (8), (9) and
(10) of clause A of this Section 9.01 or any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          "(1) Principal or Premium Payments -- the Company fails to make any
               -----------------------------
payment of principal, Make-Whole Amount or other premium on any Series B Bond when such payment is due;

          "(2) Other Defaults - the Company fails to comply with any other
               --------------
provision of this Indenture or the Purchase Agreement pursuant to which the Series B Bonds were sold, and such failure continues for more than 30 days after such failure shall first become known to any officer of the Company;

          "(3) Warranties or Representations -- any warranty, representation or
               -----------------------------
other statement by the Company or by Southwest Water Company, a Delaware corporation, contained in this Indenture, the Purchase Agreement pursuant to which the Series B Bonds were sold or in any instrument or certificate furnished by the Company in compliance with this

Indenture or the Purchase Agreement pursuant to which the Series B Bonds were sold is false or misleading in any material respect."

     10.  CONDEMNATION OF ENTIRE TRUST ESTATE.  The first sentence of Section
          -----------------------------------
8.10 [Condemnation of Entire Trust Estate] of the Original Indenture is hereby
      -----------------------------------
amended to add thereto immediately after the words "Outstanding Secured Bonds" the parenthetical phrase:

"(other than the Series A Bonds, which shall only be redeemable pursuant to
Section 3.03 [Redemption] and the Series B Bonds, which shall only be redeemable
              ----------
pursuant to Section 16.03 [Redemption])."
                           ----------

     11.  ACCELERATION OF MATURITY.  The first paragraph of Section 9.02
          ------------------------
[Acceleration of Maturity; Rescission and Annulment] of the Original Indenture
---------------------------------------------------
is hereby amended and restated to read, in its entirety, as follows:

          "If an Event of Default occurs and is continuing with respect to any series of Bonds, in the case of an Event of Default specified in any of clauses (3) through (10), inclusive, of Section 9.01A [Events of Default],
                                                            -----------------
     upon written request of the Holders of not less than 50% in principal amount of the Bonds Outstanding of such series, the Trustee shall declare the principal of and interest on all the Bonds of such series to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration the Company will pay to the Holders of the Bonds of such series the whole amount then due and payable on such Bonds for interest and principal, and Series A Make-Whole Amount, Series B Make-Whole Amount or other premium, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. In the case of an Event of Default specified in either clause (1) or clause (2) of Section 9.01A [Events of
                                                                    ---------
     Default], all principal, interest and Series A Make-Whole Amount, Series B
     -------
     Make-Whole Amount or other premium, if any, shall become immediately due and payable, ipso facto, without any further action on the part of the
                  ---- -----
     Trustee or any Holder."

     12.  INCIDENTS OF SALE.  Section 9.05A [Incidents of Sale] of the Original
          -----------------                  -----------------
Indenture is hereby amended and restated to read, in its entirety, as follows:

     "A. The principal of, Series A Make-Whole Amount, Series B Make-Whole Amount or other premium, if any, and accrued interest on all Outstanding Secured Bonds, if not previously due, shall at once become and be immediately due and payable."

     13.  NOTICE OF DEFAULTS.  The proviso set forth in lines 9 through 18 of
          ------------------
Section 10.02 [Notice of Defaults] of the Original Indenture is hereby amended
               ------------------
to add the words "or Series B Bonds" immediately after the words "Series A Bonds." The proviso set forth in the last six lines of Section 10.02 [Notice of
                                                                      ---------
Defaults] of the Existing Indenture is hereby amended and restated to read in
--------
its entirety as follows:

     "PROVIDED, FURTHER, that in the case of any Default with respect to the Series A Bonds or Series B Bonds, the Trustee shall give written notice thereof to the Holders of, respectively, the Series A Bonds and Series B Bonds, as their names and addresses appear in the Bond Register, promptly after the Trustee has actual knowledge of such Default."

     14.  SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS.  The proviso in
          ---------------------------------------------------
lines 5 through 9 of the second to last paragraph of Section 13.02 [Supplemental
                                                                    ------------
Indentures with the Consent of Bondholders] of the Original Indenture is hereby
------------------------------------------
amended and restated to read, in its entirety, as follows:

     "; PROVIDED, HOWEVER, that the Trustee shall not at any time make any such
        --------  -------
determination with respect to the Series A Bonds or Series B Bonds, respectively, without the prior written consent of the Holders of at least 66 2/3% in principal amount of, respectively, the Series A Bonds or Series B Bonds, as the case may be, Outstanding at such time."

     15.  APPLICATION OF MONEY COLLECTED.  Section 9.07 [Application of Money
          ------------------------------                 --------------------
Collected] of the Original Indenture is hereby amended and restated by deleting
---------
the existing subsection "C" thereof in its entirety, and by adding a new subsection "C" and a subsection "D" thereof, such subsections "C" and "D" to read as follows:

     "C. Third: To the payment of all other amounts then due and unpaid upon the Outstanding Secured Bonds, for Make-Whole Amount or other premium, if any, and all other amounts then due and owing in respect of such Outstanding Secured Bonds, whether pursuant to this Indenture, a Purchase Agreement or otherwise, in respect of which or for the benefit of which such money has been collected, with interest (to the extent that such interest has been collected by the Trustee or a sum sufficient therefor has been collected and payment thereof is legally enforceable) at the respective rate or rates prescribed therefor in the Bonds of the several series, on overdue Make-Whole Amount or other premium, if any, interest and other such obligations; and in the case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such premium, interest on overdue obligations and other obligations, without any preference or priority, ratably according to the aggregate amount so due; and

     "D. Fourth: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct."

     16.  NOTICES.
          -------

          (a) Section 1.03B [Notices, etc., to Trustee and Company] of the
                             -------------------------------------
Original Indenture is hereby amended and restated in its entirety to read as follows:

          "B. The Company by the Trustee or by any Bondholder shall be sufficient for every purpose hereunder if in writing and delivered (i) by overnight courier, or (ii) sent by facsimile transmission, acknowledgement received, with a copy sent by first-class mail, and, in each case, delivery charges prepaid to the Company addressed to it at:

                    "c/o Southwest Water Company
                    225 North Barrana Avenue, Suite 200
                    West Covina, California  91791-1605
                    Attn:  Chief Financial Officer

     with a copy to:

                    New Mexico Utilities, Inc.
                    4700 Irving Boulevard N.W., Suite 201
                    Albuquerque, New Mexico  87114
                    Attn:  Vice President Finance

     or at any other address previously furnished in writing to the Trustee by the Company.

          (b) Section 1.13(b) of the Original Indenture is hereby amended to read, in its entirety, as follows:

     Trustor:       New Mexico Utilities, Inc.
                    c/o Southwest Water Company
                    225 North Barrana Avenue, Suite 200
                    West Covina, California  91791-1605
                    Attn:  Chief Financial Officer

     17.  MISCELLANEOUS CORRECTIONS.  The following provisions of the Original
          -------------------------
Indenture are corrected as follows:

          (a) The reference in the fourth line of Section 6.06 [Limitations on
                                                                --------------
Liens; Payment of Taxes] to "clauses (a), (b), (c) and (g)" shall be amended to
-----------------------
read "clauses (a), (b), (c), (d) and (h)."

          (b) The reference in the second line of Section 7.01D [Possession by
                                                                 -------------
Company; Disposition Without Release] to "clause (7)" shall be amended to read
------------------------------------
"clause (6)."

          (c) The phrase "or Section 9.01(B)(1)" appearing in the sixth and seventh lines of Section 9.02B [Acceleration of Maturity; Rescission and
                                ----------------------------------------
Annulment] shall be deleted.
---------

          (d) The phrase "60 days" appearing in the first line of Section 10.02 [Notice of Defaults] shall be amended to read "twenty (20) days."
 ------------------

     18.  EFFECTIVE DATE.  As used herein, the Effective Date of this Second
          --------------
Amendment shall be that date upon which an executed and acknowledged counterpart of this Second Amendment is recorded in the Office of the County Recorder of Bernalillo County, New Mexico.

     19.  INDENTURE IN EFFECT.  The Company and the Trustee agree and
          -------------------
acknowledge that the Existing Indenture, as amended and supplemented by this Second Amendment, remains in full force and effect in accordance with its terms.

     20.  COMPANY COVENANT TO PAY TRUSTEE FEES.  By its signature hereto, the
          ------------------------------------
Company covenants and agrees to pay the reasonable fees and costs of the Trustee incurred or charged in connection with the review and execution of this Second Amendment and all other instruments described in Recital D to this Second Amendment.

     21.  COUNTERPARTS AND INCLUSIONS IN INDENTURE.  This Second Amendment may
          ----------------------------------------
be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Upon recordation of this Second Amendment in the Office of the County Recorder of Bernalillo County, New Mexico, this Second Amendment shall be and become a part of the Indenture and shall be construed as a part thereof. By its signature hereto, the Trustee authorizes the Company to record executed and acknowledged counterparts of this Second Amendment in the Office of the County Recorder of Bernalillo County, New Mexico.

     22.  SEPARABILITY CLAUSE.  In case any provision in this Second Amendment
          -------------------
shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, and of the other provisions of the Indenture, shall not in any way be affected or impaired thereby.

     23.  GOVERNING LAW.  THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE
          -------------
WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW MEXICO.

     24.  COMPANY FISCAL YEAR.  Notwithstanding anything contained in the
          -------------------
Indenture, it is understood and acknowledged that the fiscal year of the Company is currently the calendar year (i.e., from January 1 through December 31).

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment and Supplement to Indenture of Mortgage and Deed of Trust Dated February 14, 1992, to be duly executed, with the Company's corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

                                NEW MEXICO UTILITIES, INC.
                                Mortgagor

(Seal)
                                By   /s/ ROBERT SWARTWOUT
                                  -----------------------------------------

                                Title:   President
                                      -------------------------------------


                                By   /s/ WILLIAM C. JASURA
                                  -----------------------------------------
                                         William C. Jasura

                                Title:   Vice President of Finance
                                      -------------------------------------

                                SUNWEST BANK OF ALBUQUERQUE,
                                NATIONAL ASSOCIATION
                                Mortgagee


                                By   /s/ ELIZABETH DEAN
                                  -----------------------------------------
                                         Authorized Officer

STATE OF NEW MEXICO       )
                          )  ss.
COUNTY OF BERNALILLO      )

          On October 31, 1996, before me, Aimee Hallenbeck, Notary Public, personally appeared Robert L. Swartwout personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.


                                        /s/ AIMEE HALLENBECK
                                        --------------------------------------
                                        Notary Public



STATE OF NEW MEXICO       )
                          )  ss.
COUNTY OF BERNALILLO      )

          On October 31, 1996, before me, Aimee Hallenbeck, Notary Public, personally appeared William C. Jasura personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

          WITNESS my hand and official seal.


                                        /s/ AIMEE HALLENBECK
                                        --------------------------------------
                                        Notary Public

STATE OF NEW MEXICO       )
                          )  ss.
COUNTY OF BERNALILLO      )


          The foregoing instrument was acknowledged before me on November 1, 1996 by Elizabeth Dean, Vice President and Trust Officer of Sunwest Bank of Albuquerque, N.A., a national banking association.



                                         /s/ BONNIE J. PAISLEY
                                        ---------------------------------------
                                        Notary Public


My commission expires:

       10/22/99
--------------------------

                                  EXHIBIT "1"

                           ADDITIONS TO REAL PROPERTY

                      EXHIBIT "1" TO SECOND AMENDMENT AND
                   SUPPLEMENT TO INDENTURE OF MORTGAGE DATED
                               FEBRUARY 14, 1992
                    --------------------------------------

          The following real property, all located in Bernalillo County, New Mexico, is added to the real property described on Exhibit "A" to and is subjected to the lien of the Indenture pursuant to paragraph 2 of the First Amendment and Supplement to Indenture of Mortgage Dated February 14, 1992:

 94. Easement dated February 10, 1992, filed February 18, 1992, as Document No. 92-13845, recorded in Book 92-3, pages 9329-9333, records of Bernalillo County, New Mexico

 95. Easement dated May 1, 1992, filed May 4, 1992, as Document No. 92-41821, recorded in Book 92-10, pages 6185-6188, records of Bernalillo County, New Mexico.

 96. Easement dated August 17, 1992, filed August 19, 1992, as Document No. 92-82892, recorded in Book 92-19, pages 3632-3635, records of Bernalillo County, New Mexico.

 97. Easement dated November 23, 1993, filed December 6, 1993, as Document No. 93-137902, recorded in Book 93-95, pages 0244-0250, records of Bernalillo County, New Mexico.

 98.   Easement dated September 2, 1993, filed September 14, 1993, as
       Document No.93-100988, recorded in Book 93-25, pages 3440-3442, records of Bernalillo County, New Mexico.

 99. Easement dated November 23, 1993, filed December 15, 1993, as Document No.93-141955, recorded in Book 93-36, pages 956-961, records of Bernalillo County, New Mexico.

100. Easement dated January 11, 1994, filed January 14, 1994, as Document No. 94-006805, recorded in Book 94-2, pages 5142-5144, records of Bernalillo County, New Mexico.

101. Easement dated January 11, 1994, filed January 14, 1994, as Document No. 94-006804, recorded in Book 94-2, pages 5139-5141, records of Bernalillo County, New Mexico.

102. Easement dated April 22, 1994, filed April 27, 1994 as Document No. 94-054532, recorded in Book 94-13, pages 5310-5320, records of Bernalillo County, New Mexico.

103. Easement dated March 14, 1994, filed April 27, 1994, as Document No. 94-054535, recorded in Book 94-13, pages 5339-5342, records of Bernalillo County, New Mexico.

104. Easement dated April 4, 1994, filed April 27, 1994, as Document No. 94-054533, recorded in Book 94-13, pages 5321-5323, records of Bernalillo County, New Mexico.

105. Easement dated May 3, 1994, filed May 20, 1994, as Document No. 94-067131, recorded in Book 94-16, pages 2249-2252, records of Bernalillo County, New Mexico.

106. Easement dated May 5, 1994, filed May 20, 1994, as Document No. 94-067130, recorded in Book 94-16, pages 2246-2248, records of Bernalillo County, New Mexico.

107. Easement dated November 7, 1994, filed November 10, 1994, as Document No. 94-134556, recorded in Book 94-31, pages 3856-3859, records of Bernalillo County, New Mexico.

108. Easement dated August 9, 1994, filed August 11, 1994, as Document No. 94-100644, recorded in Book 94-23, pages 7125-7128, records of Bernalillo County, New Mexico.

109. Easement dated August 8, 1994, filed August 11, 1994, as Document No. 94-100643, recorded in Book 94-23, pages 7121-7124, records of Bernalillo County, New Mexico.

110. Easement dated November 29, 1994, filed January 5, 1995, as Document No. 95-001389, recorded in Book 95-1, pages 2894-2900, records of Bernalillo County, New Mexico.

111. Easement dated May 31, 1995, filed June 5, 1995, as Document No. 95-055309, recorded in Book 95-13, pages 5139-5144, records of Bernalillo County, New Mexico.

112. Easement dated February 22, 1995, filed February 23, 1995, as Document No. 95-018486, recorded in Book 95-5, pages 1198-1203, records of Bernalillo County, New Mexico.

113. Easement dated January 31, 1995, filed February 23, 1995, as Document No. 95-018488, recorded in Book 95-5, pages 1209-1212, records of Bernalillo County, New Mexico.

114. Easement dated January 31, 1995, filed February 23, 1995, as Document No. 95-018489, recorded in Book 95-5, pages 1213-1216, records of Bernalillo County, New Mexico.

115. Easement dated February 8, 1995, filed February 23, 1995, as Document No. 95-018487, recorded in Book 95-5, pages 1204-1208, records of Bernalillo County, New Mexico.

                                  EXHIBIT "1"
                                  Page 2 or 4

116. Easement dated January 31, 1995, filed March 10, 1995, as Document No. 95-024710, recorded in Book 95-6, pages 4491-4494, records of Bernalillo County, New Mexico.

117. Easement dated March 1, 1995, filed March 10, 1995, as Document No. 95-024711, recorded in Book 95-6, pages 4411-4499, records of Bernalillo County, New Mexico.

118. Easement dated March 23, 1995, filed March 24, 1995, as Document No. 95-029598, recorded in Book 95-7, pages 5913-5916, records of Bernalillo County, New Mexico.

119. Easement dated April 3, 1995, filed May 1, 1995, as Document No. 95-042609, recorded in Book 95-10, pages 5757-5762, records of Bernalillo County, New Mexico.

120. Easement dated May 2, 1995, filed June 22, 1995, as Document No. 95-061976, recorded in Book 95-14, pages 9896-9900, records of Bernalillo County, New Mexico.

121. Easement dated June 19, 1995, filed June 22, 1995, as Document No. 95-061975, recorded in Book 95-14, pages 9892-9895, records of Bernalillo County, New Mexico.

122. Easement dated June 1, 1995, filed September 1, 1995, as Document No. 95-089337, recorded in Book 95-21, pages 3963-3965, records of Bernalillo County, New Mexico.

123. Easement dated August 10, 1995, filed September 1, 1995, as Document No. 95-089336, recorded in Book 95-21, pages 3959-3962, records of Bernalillo County, New Mexico.

124. Easement dated July 12, 1995, filed September 1, 1995, as Document No. 95-089330, recorded in Book 95-21, pages 3880-3883, records of Bernalillo County, New Mexico.

125. Easement dated July 6, 1995, filed September 1, 1995, as Document No. 95-089329, recorded in Book 95-21, pages 3877-3879, records of Bernalillo County, New Mexico.

126. Easement dated September 5, 1995, filed September 13, 1995, as Document No. 95-093178, recorded in Book 95-22, pages 2736-2740, records of Bernalillo County, New Mexico.

127. Easement dated September 28, 1995, filed October 30, 1995, as Document No. 95-111074, recorded in Book 95-26, pages 3818-3826, records of Bernalillo County, New Mexico.

                                  EXHIBIT "1"
                                  Page 3 or 4

128. Easement dated January 16, 1996, filed January 17, 1996, as Document No. 96-005897, recorded in Book 96-2, pages 2719-2721, records of Bernalillo County, New Mexico.

129. Easement dated January 3, 1995, filed February 13, 1996, as Document No. 96-016398, recorded in Book 96-4, pages 6089-6094, records of Bernalillo County, New Mexico.

130. Easement dated January 3, 1996, filed February 13, 1996, as Document No. 96-016399, recorded in Book 96-4, pages 6095-6098, records of Bernalillo County, New Mexico.

131. Easement dated March 21, 1996, filed April 23, 1996, as Document No. 96-044996, recorded in Book 96-11, pages 4715-4720, records of Bernalillo County, New Mexico.

132. Easement dated March 21, 1996, filed April 23, 1996, as Document No. 96-044997, recorded in Book 96-11, pages 4721-4728, records of Bernalillo County, New Mexico.

133. Easement dated May 13, 1996, filed June 24, 1996, as Document No. 96-069307, recorded in Book 96-17, pages 4143-4151, records of Bernalillo County, New Mexico.

                                  EXHIBIT "1"
                                  Page 4 of 4